UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 10, 2006

ALLIED HEALTHCARE INTERNATIONAL INC.
(Exact Name of Registrant as Specified on its Charter)

1-11570	13-3098275
(Commission File Number)	(IRS Employer Identification Number)

New York
(State or Other Jurisdiction of Incorporation or Organization)
555 Madison Avenue, New York, New York 10022
(Address of Principal Executive Offices)
(212) 750-0064
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 8.01    OTHER EVENTS.

On January 10, 2006, Allied Healthcare International Inc. (the Company’’) issued a press release announcing that its shares of common stock had begun trading on the Alternative Investment Market (AIM) of the London Stock Exchange, effective December 30, 2005. A copy of the press release is attached to this Form 8-K.

The Company is not issuing any additional shares of common stock or other securities in connection with its listing on AIM. As a result of the listing, the shares of common stock of the Company now trade on the Nasdaq National Market and AIM.

Effective January 10, 2006, the Company has appointed Computershare Investor Services, LLC, as the transfer agent for its common stock, replacing American Stock Transfer & Trust Company. Computershare Investor Services, LLC will act as transfer agent for shares of the Company’s common stock and will also provide depositary services in the United Kingdom for the depositary interests representing shares of common stock of the Company that are transferred on CREST, the U.K. electronic settlement system. By way of background, securities of most issuers domiciled outside of the United Kingdom cannot be traded on CREST. Instead, trades on CREST are effected by creating entitlements to the shares of the non-domiciled issuer (called depositary interests) which are considered to be U.K. securities and thus tradeable on CREST. The Company’s shares of common stock are listed on AIM, while the depositary interests are transferred in CREST to settle trades on AIM.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1 Press release, dated January 10, 2006, of Allied Healthcare International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2006

ALLIED HEALTHCARE INTERNATIONAL INC.

By:	/s/ Marvet Abbassi Name:Marvet Abbassi Title: Financial Controller